Exhibit (17.a)

PROXY TABULATOR [Insert mailing address]

Please vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

VOTE VIA THE INTERNET

1) Read the Proxy Statement and have this card at hand.

2) Log on to [•] and follow the on-screen instructions.

3) If you vote via the Internet, you do not need to mail this proxy card.

VOTE VIA THE TELEPHONE

1) Read the Proxy Statement and have this card at hand.

2) Call toll-free at [•] and follow the recorded instructions.

3) If you vote via the telephone, you do not need to mail this proxy card.

VOTE BY MAIL

1) Read the Proxy Statement.

2) Mark the appropriate box(es) on this proxy card.

3) Sign and date this proxy card.

4) Mail your completed proxy card in the enclosed envelope.

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

When this proxy is properly executed, the shares represented hereby will be voted as specified.  If no specification is made this proxy will be voted “FOR” the proposal set forth below.

This proxy is solicited by the Board of Directors of Frontier Funds, Inc., which unanimously recommends that you vote FOR the Proposal.  Please vote by checking the appropriate box.

PLEASE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■		For	Against	Abstain

1.

To approve an Agreement and Plan of Reorganization pursuant to which the Frontier Netols Small Cap Value Fund will be reorganized with and into the Frontier Phocas Small Cap Value Fund, and the transactions it contemplates.

		☐	☐	☐

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Note:  Please sign exactly as name(s) appear above.  If shares are held in the name of joint owners each should sign.  If signing as an attorney-in-fact, executor, administrator, trustee, guardian or some other representative capacity you should so indicate and give your full title.  If the shareholder is a corporation or partnership, please sign in full corporate or partnership name by an authorized person.

Signature (and Title, if applicable) [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at [•]

FRONTIER FUNDS, INC.

FRONTIER NETOLS SMALL CAP VALUE FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS NOVEMBER 14, 2017

The undersigned shareholder(s) of the Frontier Netols Small Cap Value Fund, a series of Frontier Funds, Inc. (the “Corporation”), hereby appoint(s) William D. Forsyth III and Elyce D. Dilworth, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Shareholders of the Corporation (the “Meeting”) to be held at 1:30 p.m., local time, on November 14, 2017, at 400 Skokie Boulevard, Suite 500, Northbrook, Illinois 60062, for purposes of considering Proposal 1, as well as any other business that may properly come before the Meeting or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus (the terms of which are incorporated by reference herein), dated October [   ], 2017, and revokes any proxy heretofore given with respect to such Meeting.

Your vote is important.  In order to be counted, your vote must be received by November 14, 2017.  The shares represented by this proxy will be voted as instructed.  Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal relating to the Fund with discretionary authority to vote upon such other business as may come before the Meeting or any adjournment(s) or postponement(s) thereof.

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD